UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 13, 2014

REAL GOODS SOLAR, INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado	001-34044	26-1851813
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

833 W. South Boulder Road, Louisville, CO 80027-2452

(Address of Principal Executive Offices, Including Zip Code)

Registrant’s telephone number, including area code: (303) 222-8400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Extension of Maturity Date of Riverside Debt

On August 18, 2014 Real Goods Solar, Inc. (the “Company”) and Riverside Fund III, L.P. (“Riverside Fund”) extended the maturity dates of two loans in the aggregate principal amount of $3.15 million made by Riverside Fund to the Company. The maturity date of a $3.0 million loan was extended from September 3, 2014 to March 31, 2015 and the maturity date of a $150,000 loan was extended from October 29, 2014 to March 31, 2015. As amended, each loan is evidenced by a Third Amended and Restated Promissory Note.

Riverside Renewable Energy Investment LLC (“Riverside”) is a wholly-owned subsidiary of Riverside Fund. The loans were made pursuant to the terms of the Shareholders Agreement, dated as of December 19, 2011, between the Company and Riverside. Pursuant to the terms of the Shareholders Agreement, Riverside has the right to designate a certain number of individuals for appointment or nomination to the Company’s Board of Directors, tied to its ownership of the Company’s Class A common stock. David Belluck, one of the Company’s directors and the Chairman of the Board, controls Riverside Partners III, LLC, which is the general partner of Riverside Partners III, L.P., which is the general partner of Riverside Fund. Riverside currently owns approximately 15% of the Company’s outstanding Class A common stock.

Waiver Agreement with Silicon Valley Bank

On August 19, 2014, Real Goods Energy Tech, Inc., Real Goods Trading Corporation, Alteris Renewables, Inc., Real Goods Syndicated, Inc., Mercury Energy, Inc., Real Goods Solar, Inc.—Mercury Solar, Elemental Energy, LLC and Sunetric Management LLC, each a wholly-owned subsidiary of the Company, entered into a Waiver Agreement with Silicon Valley Bank pursuant to which Silicon Valley Bank waived the Company’s failure to comply with the minimum liquidity and EBITDA financial covenant contained in Section 6.9 of the Loan and Security Agreement, dated as of December 19, 2011, as amended (the “Loan Agreement”), for the quarterly compliance period ended June 30, 2014. In connection with executing the Waiver Agreement, the Company paid to Silicon Valley Bank a fee of $10,000. As of June 30, 2014, the Company had $3.0 million outstanding borrowings under the revolving credit facility, and $2.0 million outstanding under the term loan, under the Loan Agreement.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 13, 2014, Kam Mofid resigned from his positions as Chief Executive Officer and a director of the Company to pursue other opportunities. In connection with his departure, and pursuant to the terms of a Confidential Separation Agreement and Release, dated August 18, 2014, the Company has agreed to pay Mr. Mofid a one-time severance payment of $300,000 within 30 days after August 18, 2014, and allow him to exercise his vested options to purchase shares of the Company’s Class A Common Stock until the earlier of the 18 month anniversary of his separation and the expiration date of those options. In addition, the agreement contains a customary release by Mr. Mofid and a mutual non-disparagement covenant.

Effective August 13, 2014, the Company’s Board of Directors appointed Dennis Lacey, age 60, as the Company’s Chief Executive Officer and, effective August 18, 2014, elected him to serve as a director. As the Company’s Chief Executive Officer, the Company’s Board of Directors believes that Mr. Lacey brings to the Board of Directors significant senior leadership, management, operational and financial experience.

Mr. Lacey joined the Company in February 2014 as Senior Vice President Finance and became the President of the Company’s Residential Solar Division in April 2014. He brings to his new role as Chief Executive Officer more than 25 years of executive financial management experience. Before joining the Company, Mr. Lacey served as the Chief Financial Officer of Community Enhancement Group REIT, Inc., formed to invest in multi-family properties and acquire REIT status, between May 2012 and February 2014. Between January 2010 and March 2012, Mr. Lacey served as Chief Financial Officer and Vice President of Stream Global Services, a publicly-traded company providing business process outsourcing services. Between September 2006 and December 2009, he was the head of capital markets for Republic Financial Corporation, a private investment firm engaged in aircraft leasing and alternative asset management. Before that, Mr. Lacey held a number of senior executive positions at Imperial Bancorp, a $6 billion publicly-traded commercial bank best known for its high-tech lending practice before it was acquired by Comerica. At Imperial Bancorp, he served as Executive Vice President and Chief Financial Officer, President of the SBA Division, and President of the Equipment Leasing Division. Mr. Lacey also served as President and Chief Executive Officer of Capital Associates, a publicly traded equipment leasing company. He previously served as Chief Financial Officer of two multi-billion dollar publicly-traded companies: TeleTech Holdings, Inc., one of the largest customer experience management companies in the United States, and CKE Restaurants, Inc., an owner, operator and franchisor of popular brands in the quick-service restaurant industry. Earlier in his career, Mr. Lacey was an audit partner at Coopers & Lybrand, an accounting firm.

Mr. Lacey will receive annual compensation of $300,000 for serving as the Company’s Chief Executive Officer. Mr. Lacey will be eligible to receive annual bonuses at up to 100% of his base salary based on the achievement by the Company of certain financial and operating objectives established by the Company’s Board of Directors. Additionally, on August 18, 2014, the Company granted to Mr. Lacey options to purchase 300,000 shares of the Company’s Class A common stock at an exercise price of $2.06, the closing market price on the trading day before the grant. The options vest 2% per month for 50 months commencing on the first day of the 11th month after grant and expire on August 18, 2021. Mr. Lacey is also entitled to participate in employee benefits programs available to the Company’s other executive officers.

On August 19, 2014, the Company issued a press release announcing Mr. Mofid’s resignation and Mr. Lacey’s appointment. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release issued by Real Goods Solar, Inc. on August 19, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REAL GOODS SOLAR, INC.

By:	/s/ Anthony DiPaolo
Anthony DiPaolo Chief Financial Officer

Date: August 19, 2014

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by Real Goods Solar, Inc. on August 19, 2014